Exhibit 10.53

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of the 6th day of December, 2019, by and among LYDALL, INC., a Delaware corporation (“Borrower”), LYDALL THERMAL/ACOUSTICAL, INC., a Delaware corporation (“Lydall Thermal”), LYDALL PERFORMANCE MATERIALS, INC., a Connecticut corporation (“Lydall Performance”), LYDALL INTERNATIONAL, INC., a Delaware corporation (“Lydall International”), SOUTHERN FELT COMPANY, INC., a South Carolina corporation (“Southern Felt”), LYDALL NORTH AMERICA, LLC, a Connecticut limited liability company (“Lydall North America”), LYDALL PERFORMANCE MATERIALS (US), INC., a Delaware corporation (“Lydall Performance (US)”), LYDALL SEALING SOLUTIONS, INC., a Delaware corporation (“Lydall Sealing”), and SUSQUEHANNA CAPITAL ACQUISITION CO., a Delaware corporation (“Susquehanna Capital” and each of Lydall Thermal, Lydall Performance, Lydall International, Southern Felt, Lydall North America, Lydall Performance (US), and Lydall Sealing, is sometimes individually referred to herein as a “Guarantor”, and all such entities are herein collectively referred to as, the “Guarantors”) and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as Swingline Lender and L/C Issuer, and on behalf of itself and as administrative agent (in such capacity, the “Agent”), for the ratable benefit of itself and the other lenders that are a party to the Credit Agreement (defined below) (collectively with Bank of America, the “Lenders”). Capitalized terms used herein but not defined shall have the meaning given to such terms in the Credit Agreement.

RECITALS

WHEREAS, Borrower, Guarantors, Agent and Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of August 31, 2018 (as amended and in effect from time to time, the “Credit Agreement”).

WHEREAS, the parties hereto desire to amend the Credit Agreement pursuant to terms herein to, among other things, reflect certain capital transactions of the Borrower and its Subsidiaries.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.    Amendments to Credit Agreement.

(a)    The following definitions from Section 1.01 of the Credit Agreement are hereby amended and restated as follows:

“Arranger” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner.

“Consolidated EBITDA” means, for any period, the sum (in each case, without duplication) of the following determined on a Consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, (a) Consolidated Net Income for the most recently completed Measurement Period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) costs and expenses incurred in connection with the Closing Date Acquisition and other Permitted Acquisitions, evidenced by supporting documentation acceptable to the Administrative Agent; (v) fees and expenses payable by Borrower in connection with this Agreement and the other Loan Documents; (vi) non-cash stock compensation expenses, (vii) increases to costs of goods sold because of the one-time write-up of inventory in connection with the Closing Date Acquisition, not to exceed $5,000,000 in the aggregate; (viii) increases to costs of goods sold because of the one-time write-up of inventory in connection with any Permitted Acquisition other than the Closing Date Acquisition, (ix) one-time, non-cash charges and losses resulting from the Expected Plan Termination, not to exceed $30,000,000 in the aggregate, (x) one-time, non-cash charges and losses resulting from any future employee benefit plan termination acquired by Lydall as part of the acquisition of the business known as Interface Performance Materials, not to exceed $15,000,000 in the aggregate; (xi) other non-cash charges and losses but excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods; (xii) costs and expenses incurred in connection with Permitted Transfers, evidenced by supporting documentation acceptable to the Administrative Agent; (xiii) so long as such costs are incurred before May 1, 2020, actual severance costs incurred due to reduction-in-force and other restructuring initiatives, not to exceed an aggregate amount of $2,000,000; and (xiv) and so long as such costs are incurred before May 1, 2020, one-time cash compensation and related recruiting expenses associated with the transition of the Company’s President and Chief Executive Officer, not to exceed $2,500,000; provided, that, for any twelve (12) month period, the aggregate amount of the adjustments to Consolidated EBITDA made pursuant to clauses (iv), (v), (viii), (x), (xi) and (xii) above, plus the aggregate amount of Synergies and Cost Savings for such period, shall not exceed ten percent (10%) of Consolidated EBITDA for such period); less (c) to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period (i) non-cash gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods).

“Eurocurrency Rate” means:

(a)    for any Interest Period, with respect to any Credit Extension:

(i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;

(ii)    denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)    with respect to any Credit Extension denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09(a); and

(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;

provided that, (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).
“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof other than through an Approved AR Program; (d) Dispositions of accounts receivable through an Approved AR Program; (e) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; and (f) the sale or disposition of Cash Equivalents for fair market value.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

(b)    The following definitions are hereby inserted in Section 1.01 of the Credit Agreement in their correct alphabetical order as follows:

“Approved AR Program” means the Disposition of accounts receivable to approved third parties either pursuant to (a) that certain Receivables Purchase Agreement by and between the Borrower or any Subsidiary and Wells Fargo Bank, National Association, dated December 6, 2019, relating to certain accounts receivable from General Motors Corporation and certain of its Affiliates, provided that the aggregate amount of accounts receivable at any given time subject to such Receivables Purchase Agreement shall not exceed $10,000,000 or (b) any other similar agreement with a third party vendor, which agreement and vendor are approved by Agent in writing, provided that the aggregate amount of accounts receivable at any given time subject to such other agreements shall not exceed $50,000,000.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.
“SOFR-Based Rate” means SOFR or Term SOFR.
“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.
(c)    A new Section 3.01(e)(iv) is hereby added to the Credit Agreement as follows:

“(iv)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471–2(b)(2)(i).”

(d)     A new Section 1.02(d) is hereby added to the Credit Agreement as follows:

“(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).”

(e)    A new Section 2.15(c) is hereby added to the Credit Agreement as follows:

“(c)    New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.”

(f)    Section 7.01 of the Credit Agreement is hereby amended as follows:

(i)    the word “and” is hereby deleted from the end of section (k) thereof.

(ii)    the “.” at the end of section (l) is hereby deleted and replaced with the following: “; and”.

(iii)    a new section (m) is hereby added after section (l) as follows:

“(m)    Liens created in favor of any approved third party vendor securing amounts owed with respect to any purchased account receivable in connection with an Approved AR Program.”

(g)    Section 7.05(f) of the Credit Agreement is hereby amended and restated as follows:

“(f)    Other sales of assets in an aggregate amount for any Annual Period not to exceed the Annual Basket Amount; provided that in connection with a sale of assets in any Annual Period which reduces the amount available under the Annual Basket Amount for such Annual Period, if the Borrower or such Subsidiary re-invests the proceeds of such sale in other useful assets of the Borrower or such Subsidiary within nine months of the date of such sale and during such Annual Period, the aggregate amount of such proceeds reinvested shall increase the outstanding amount available under the Annual Basket Amount and, provided further, that for the avoidance of doubt the aggregate amount of proceeds from any sale of accounts receivable pursuant to an Approved AR Program shall not reduce the amount available under the Annual Basket Amount for such Annual Period. For purposes of this Section 7.05(f),

“Annual Basket Amount” shall mean $30,000,000 and “Annual Period” shall mean each successive period of twelve consecutive months commencing on the Closing Date, provided that no unused portion of the Annual Basket Amount for any Annual Period may be “carried over” to a subsequent Annual Period;”

(h)	A new Section 3.03(c) is hereby added to the Credit Agreement as follows:
“Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)
adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)
the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)
syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.”

(i)	A new Section 11.24 is hereby added to the Credit Agreement as follows:
“Section 11.24. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit

Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 11.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

2.    Reaffirmation of Guaranty.

(a)     Each Guarantor hereby reaffirms its guarantee of all obligations of the Borrower to the Agent and the Lenders as such obligations arise pursuant to the Credit Agreement and the Loan Documents (the “Reaffirmation”).

(b)     Each Guarantor represents and warrants to the Agent that (i) no default exists under the Credit Agreement or the Loan Documents or will exist with the giving of notice, the passage of time or both, (ii) all of the terms, conditions, obligations, agreements, warranties and representations contained in the Credit Agreement and the Loan Documents remain true and accurate and are hereby ratified and confirmed in all material respects (except that to the extent that any term, condition, obligation, agreement, warranty and representation is already qualified by materiality, in which case, such any term, condition, obligation, agreement, warranty and representation shall be true and correct as written as of such date), (iii) nothing in the Credit Agreement or any Loan Document shall operate to release it from any of its liability to pay any and all sums it owes to the Lender or to perform all of the terms, conditions, obligations and agreements contained in the Credit Agreement and the Loan Documents, (iv) the debt evidenced by the notes issued in connection with the Credit Agreement and the other Loan Documents is a valid debt of the Borrower owed to the Lenders and neither Borrower nor it has any defense, setoff, counterclaim or independent action against Agent or any Lender of any kind, whether relating to the Credit Agreement, any Loan Document or otherwise.

(c)     Each Guarantor represents and warrants to Agent that (i) it has the power and authority to enter into this Agreement and to reaffirm its guarantee of all obligations of the Borrower to the Agent or the Lenders, as such obligations arise pursuant to the Credit Agreement and the Loan Documents, (ii) it has taken all necessary corporate action to authorize this Reaffirmation and the transactions contemplated hereby and (iii) this Reaffirmation, any related documents to which it is a party and the Loan Documents to which it is a party, are its valid and binding obligations, enforceable in accordance with their terms.

(d)     Each Guarantor represents and warrants to Agent that the consummation of the transactions contemplated by this Reaffirmation (i) is not prevented by, nor does it conflict with or result in a breach of terms, conditions or provisions of its organizational documents, or any evidence of indebtedness, agreement or instrument of whatever nature to which it is a party or by which it is bound, (ii) does not constitute a default under any of the foregoing, and (iii) does not violate any federal, state, local or foreign law, regulation or order or any order of any court or agency which is binding upon it.

(e)     Each Guarantor reaffirms that any grant and pledge of security interests by it in its assets pursuant to the Credit Agreement and the Loan Documents secures all Obligations and continues in full force and effect.

3.    Conditions to Effectiveness of First Amendment. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)    Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the date hereof and each in form and substance reasonably satisfactory to Agent:

(i)    executed counterparts of this Agreement, sufficient in number for distribution to Lenders and the Borrower;

(ii)    such documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing (where such concept is applicable) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    the Borrower shall have paid the reasonable attorney’s fees of Agent’s counsel.

(c)    (i) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (ii) tax lien, judgment and bankruptcy searches.

(d)    completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral.

4.    Miscellaneous.

(a) This Agreement may be executed in any number of counterparts (including those delivered by facsimile or other electronic means), each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding and enforceable against the parties hereto.

(b) Except as specifically amended by the terms of this Agreement, all terms and conditions set forth in the Credit Agreement and the other Loan Documents shall remain in full force and effect and none of the rights or obligations of any party thereto shall be modified in any manner.

(c) This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BORROWER:                    LYDALL, INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

[Signature Page to First Amendment]

GUARANTORS:                LYDALL THERMAL/ACOUSTICAL, INC.

By:
Name:    Chad A. McDaniel

Title:	Executive Vice President, General Counsel & Chief Administrative Officer

LYDALL PERFORMANCE MATERIALS, INC.

By:
Name:    Chad A. McDaniel

Title:	Executive Vice President, General Counsel & Chief Administrative Officer

LYDALL INTERNATIONAL, INC.

By:
Name:    Chad A. McDaniel

Title:	Executive Vice President, General Counsel & Chief Administrative Officer

SOUTHERN FELT COMPANY, INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

LYDALL NORTH AMERICA, LLC

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

[Signature Page to First Amendment]

GUARANTORS:	LYDALL PERFORMANCE MATERIALS, (US) INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

LYDALL SEALING SOLUTIONS, INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

SUSQUEHANNA CAPITAL ACQUISITION CO.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

[Signature Page to First Amendment]

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name: Christopher T. Phelan
Title: Senior Vice President

[Signature Page to First Amendment]

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By:
Name:    Christopher T. Phelan
Title:    Senior Vice President

[Signature Page to First Amendment]

LENDERS:                WELLS FARGO BANK, N.A.,
as a Lender

By:
Name:    Barbara A. Keegan
Title:    Senior Vice President

[Signature Page to First Amendment]

LENDERS:                    JPMORGAN CHASE BANK, N.A.,
as a Lender

By:
Name:
Title:

[Signature Page to First Amendment]

LENDERS:                    KEYBANK NATIONAL ASSOCIATION
as a Lender

By:
Name:
Title:

[Signature Page to First Amendment]

LENDERS:                    SANTANDER BANK, N.A.,
as a Lender

By:
Name:
Title:

[Signature Page to First Amendment]

LENDERS:                    TD BANK, N.A.,
as a Lender

By:
Name:
Title:

[Signature Page to First Amendment]

LENDERS:                    WEBSTER BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

[Signature Page to First Amendment]

Its: Senior Vice President

[Signature Page to First Amendment]